UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016 (June 30, 2016)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave, Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2016, BioDelivery Sciences International, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 53,594,979. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 42,332,136. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect Mark A. Sirgo and Thomas W. D’Alonzo as Class II directors, each to serve for a three-year term that expires at the 2019 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Nominee	Shares Voted For	Shares Abstaining	Broker Non-Votes
Mark A. Sirgo	26,061,766	287,309	15,983,061
Thomas W. D’Alonzo	26,052,268	296,807	15,983,061

Proposal 2: To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2016.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
41,296,332	610,541	425,263	0

Proposal 3: To conduct a non-binding advisory vote on the 2015 executive compensation of the Company’s named executive officers.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
14,362,040	11,684,803	302,232	15,983,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2016	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer